Exhibit 32

                            Certification pursuant to
                             18 U.S.C. Section 1350,
                             as adopted pursuant to
                  Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Smithtown Bancorp, Inc. on Form 10-K for the period ended December 31, 2005 as filed witht the Securities and Exchange Commission (the "Report"), Bradley E. Rock, Chairman of the Board, President and Chief Executive Officer and Anita M. Florek, Executive Vice President and Chief Financial Officer of Smithtown Bancorp, Inc. each certify in their capacity as officers of the Company that to the best of their knowledge:

the Report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations.

The purpose of this statement is solely to comply with Title 18, Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002.


February 28, 2006               By: /s/ Bradley E. Rock
                                ------------------------------------------------
                                    Chairman of the Board, President and Chief
                                    Executive Officer


February 28, 2006               By: /s/ Anita M. Florek
                                ------------------------------------------------
                                    Executive Vice President and
                                    Chief Financial Officer


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